Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, July 29, 2005 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED June 30, 2005.  UNITHOLDERS OF RECORD ON August 15, 2005, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $8,317,455.50 OR $1.32023 PER UNIT PAYABLE August 31, 2005.  THIS DISTRIBUTION INCLUDES PROCEEDS FROM THE SALE OF CERTAIN NET PROFITS PROPERTIES DURING THE PERIOD OF $2,354,461.00 OR $0.37372 PER UNIT.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	66,400	—	46.79	—

NET PROFITS ROYALTIES	58,992	329,763	38.47	5.72

Contact:

SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, N.A., TRUSTEE
MIKE ULRICH
700 LAVACA
AUSTIN, TX 78701
(512) 479-2562